UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)
(707) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2025, Enphase Energy, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment and restatement to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 4,000,000 shares.
The foregoing description of the 2021 Plan is qualified in its entirety by reference to the full text of the 2021 Plan, filed as Exhibit 10.1 hereto.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 14, 2025. Proxies for the Annual Meeting were solicited by the Company's Board of Directors (the "Board") pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. As of March 20, 2025, the record date for the Annual Meeting, 131,185,907 shares of Common Stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 106,051,557 shares of Common Stock of the Company were represented, in person or by proxy, constituting a quorum. The final votes on the proposals presented at the Annual Meeting were as follows:
Proposal 1: Election of Directors
Steven J. Gomo and Thurman John Rodgers were elected as directors to hold office until the 2028 Annual Meeting of Stockholders by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven J. Gomo	77,174,368	10,655,720	18,221,469
Thurman John Rodgers	33,977,145	53,852,943	18,221,469
In addition to the directors elected above, Badri Kothandaraman, Jamie Haenggi, Benjamin Kortlang, Joseph Malchow and Richard Mora, continue to serve as directors after the Annual Meeting.
Mr. Rodgers received the required plurality of votes to be elected to serve on the Board; however, he did not receive a majority of the votes cast. The Company believes this outcome was primarily due to certain stockholders’ concerns regarding his service on two additional public company boards, in addition to his role as a public company executive officer. While Mr. Rodgers complies with the overboarding policies of a leading independent proxy advisory firm, some institutional stockholders and the other leading advisory firm apply more restrictive proxy voting guidelines on that issue. The Nominating and Corporate Governance Committee of the Board, excluding Mr. Rodgers, will review the matter and provide a recommendation to the full Board, which will also make its determination on the matter without Mr. Rodgers’ participation, pursuant to the Company’s Corporate Governance Guidelines. The Company will disclose the Board’s decision and the rationale thereof in a Current Report on Form 8-K within ninety (90) days of the date of the Annual Meeting.
Proposal 2: Advisory Vote on the Compensation of Named Executive Officers
The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,020,823	12,688,703	120,562	18,221,469
Proposal 3: Approval of an amendment and restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000 shares
The amendment and restatement of the 2021 Plan was approved, on an advisory basis, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,891,943	23,842,662	95,483	18,221,469

Proposal 4: Ratification of Appointment of Deloitte & Touche LLP
The selection of Deloitte & Touche LLP by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the following vote:

Votes For	Votes Against	Abstentions
103,688,650	2,206,863	156,044

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: May 20, 2025	ENPHASE ENERGY, INC.
	By:	/s/ Mandy Yang
Mandy Yang
Executive Vice President and Chief Financial Officer